Exhibit 3.1.7

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CHANCELLOR MEDIA CORPORATION

(Originally Incorporated on June 22, 1988)

Chancellor Media Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

A. The Corporation’s original Certificate of Incorporation was filed under the name Evergreen Media Corporation with the Secretary of State of the State of Delaware on June 22, 1988.

B. The Corporation filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on September 5, 1997.

C. This Amended and Restated Certificate of Incorporation amends and restates in its entirety the Amended and Restated Certificate of Incorporation of the Corporation and has been duly adopted by the vote of the stockholders of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

D. The text of the Corporation’s Amended and Restated Certificate of Incorporation is hereby further amended and restated in its entirety to read in full as follows:

FIRST: The name of the corporation is AMFM Inc. (the “Corporation”).

SECOND: The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

THIRD: The purpose for which the Corporation is organized is to engage in any and all lawful acts and activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 800,000,000 shares consisting of (a) 50,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”.), and (b) 750,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”).

In addition to the designations, powers, preferences, rights, qualifications, limitations, and restrictions of the Preferred Stock set forth in Paragraph 1 below, the Corporation has authorized and outstanding its 7% Convertible Preferred Stock and $3.00 Convertible Exchangeable Preferred Stock whose Certificates of Designations, Preferences and Relative, Participating, Optional and Other Special Rights are attached hereto as Exhibit A and B, respectively. The designations, powers, preferences, rights, qualifications, limitations, and restrictions of the Preferred Stock and the Common Stock are as follows:

1.	Provisions Relating to the Preferred Stock

(a) The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations, powers, preferences and rights and such qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors of the Corporation (the “Board of Directors”) as hereafter prescribed.

(b) Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

(i) whether or not the class or series is to have voting rights, full, special or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

(ii) the number of shares to constitute the class or series and the designations thereof;

(iii) the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

(iv) whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities or other property) and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

(v) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

(vi) the dividend rate, whether dividends are payable in cash, securities of the Corporation or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative and, if cumulative, the dates or dates from which such dividends shall accumulate;

(vii) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(viii) whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(ix) such other special rights and protective provisions with respect to any class or series as may to the Board of Directors seem advisable.

(c) The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

(d) The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock without a vote of a majority of the holders of the Preferred Stock, or of any class or series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing such class or series of Preferred Stock.

2.	Provisions Relating to the Common Stock

(a) Each shares of Common Stock of the Corporation shall have identical rights and privileges in every respect. The holders of shares of Common stock shall be entitled to vote upon all matters submitted to a vote of the stockholders of the Corporation and shall be entitled to one vote for each share of Common Stock held.

(b) Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive and participate ratably in such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the board of directors at any time and from time to time out of any funds of the Corporation legally available therefor.

(c) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this paragraph (c), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange or conveyance of all or a part of the assets of the Corporation.

3.	General.

(a) Subject to the foregoing provisions of this Certificate of Incorporation, the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

(b) The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation’s capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the Board of Directors. The Board of Directors shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

FIFTH: The number of directors constituting the Board of Directors shall be no less than five and no more than fourteen, plus such number of directors as may be elected from time to time by the holders of any class or series of Preferred Stock. The directors of the Corporation shall be divided into three classes (the “Classified Directors”) with the first class (“Class I”), second class (“Class II”) and the third class (“Class III”) each to consist as nearly as practicable of an equal number of directors. The term of office of the

Class III directors shall expire at the 2000 annual meeting of stockholders, the term of office of the Class I directors shall expire at the 2001 annual meeting of stockholders and the term of office of the Class II directors shall expire at the 2002 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, Classified Directors elected to succeed those Classified Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

SIXTH: The directors of the Corporation need not be elected by written ballot unless the bylaws of the Corporation otherwise provide.

SEVENTH: The following provisions are included for the purpose of ensuring that control of the Corporation remains with loyal citizens of the United States and/or corporations formed under the laws of the United States or any of the states of the United States, as required by the Communications Act of 1934, as the same may be amended from time to time:

(a) The Corporation shall not issue to (i) a person who is a citizen of a country other than the United States; (ii) any entity organized under the laws of a government other than the government of the United States or any state, territory, or possession of the United States; (iii) a government other than the government of the United States or any state, territory, or possession of the United States; or (iv) a representative of, or an individual or entity controlled by, any of the foregoing (individually, an “Alien”; collectively, “Aliens”) in excess of 25% of the total number of shares of capital stock of the Corporation outstanding at any time and shall not permit the transfer on the books of the Corporation of any capital stock to any Alien that would result in the total number of shares such capital stock held by Aliens exceeding such 25% limit.

(b) No Alien or Aliens shall be entitled to vote or direct or control the vote of more than 25% of (i) the total number of shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time to time, or (ii) the total voting power of all shares of capital stock of the Corporation outstanding and entitled to vote at any time from time to time.

(c) The Board of Directors of the Corporation shall have all powers necessary to implement the provisions of this Article Seventh.

EIGHTH: No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any Person (as hereinafter defined) in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or the officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction. “Person” as used herein means any corporation, partnership, association, firm, trust, joint venture political subdivision or instrumentality.

NINTH: The Corporation shall indemnify any Person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director; officer; employee or agent of the Corporation, or (ii) is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall to the benefit of any director or officer who is elected and accepts the position of the director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Ninth is in effect. Any repeal or amendment of this Article Ninth shall be prospective only and shall not limit the rights of any director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Ninth. Such right shall include the right to be paid by the Corporation expenses incurred in investigating or defending any such proceeding in advance of its final disposition to the maximum extent permitted under the General Corporation Law of the State of Delaware, as the same exist or may hereafter be amended. To the extent that a director, officer, employee or agent of the Corporation shall be successful on the merits or otherwise in defense of any proceeding or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the General Corporation Law of the State of Delaware, but the burden of proving such defense shall be on the Corporation. None of (i) the failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances, (ii) an actual determination by the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible, or (iii) the termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any Person having a right of indemnification under the foregoing provisions, such right shall limit to the benefit of his or her heirs, executors, administrators, and personal representatives. The right conferred above shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.

The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

Without limiting the generality of the foregoing to the extent permitted by then applicable law, the grant of mandatory indemnification pursuant to this Article Ninth shall extend to proceedings involving the negligence of such Person.

The Board of Directors may authorize, by a vote of majority of a quorum of the Board of Directors, the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving as the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article Ninth.

As used herein, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

TENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholder, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article Tenth by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article Tenth, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the General Corporation Law of the State of Delaware.

ELEVENTH: All of the power of the Corporation, insofar as may be lawfully vested by this              Amended and Restated Certificate of Incorporation in the Board of Directors of the Corporation, is hereby conferred upon the Board of Directors of the Corporation. In furtherance of and not in limitation of that power or the powers conferred by law, a majority of the directors then in office (or such higher percentage as may be specified in the bylaws with respect to any provision thereof) shall have the power to adopt, amend and repeal the bylaws of the Corporation.

IN WITNESS WHEREOF, Chancellor Media Corporation has caused this Certificate to be executed in its corporate name this 13th day of July, 1999.

CHANCELLOR MEDIA CORPORATION

By:	/s/ William S. Banowsky, Jr.
William S. Banowsky, Jr.
Executive Vice President

CERTIFICATE OF CORRECTION OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

AMFM Inc.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is

AMFM Inc.

2. The Amended and Restated Certificate of Incorporation of the Corporation, which was filed by the Secretary of the State of Delaware on July 13, 1999, is hereby corrected.

3. The inaccuracy to be corrected in said instrument is as follows:

Exhibits A and B referenced in the Amended and Restated Certificate of Incorporation of the Corporation were inadvertently omitted.

4. The portion of the instrument in corrected form is as follows:

See Exhibits A and B, attached hereto and incorporated herein by reference.

Executed on July 14, 1999

/s/ William S. Banowsky, Jr.
William S. Banowsky, Jr.
Executive Vice President

CERTIFICATE OF AMENDMENT

TO

RESTATED

CERTIFICATE OF INCORPORATION

OF

AMFM INC.

AMFM Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That the Board of Directors of the Corporation has duly adopted a resolution setting forth the following proposed amendment to the Restated Certificate of Incorporation (the “Amendment”), declaring the Amendment to be advisable and providing for the Amendment to be submitted to a vote of the sole stockholder of the Corporation. The resolution setting forth then Amendment is set forth below:

RESOLVED: That Article Four of the Restated Certificate of Incorporation of the Corporation, be amended to read in its entirety as follows:

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $0.01 per share.

SECOND: That pursuant to such resolution of the Board of Directors, such resolution was submitted to a vote of the sole stockholder of the Corporation in accordance with the General Corporation Law of Delaware and the necessary number of shares as required by statute voted in favor of the Amendment.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH: That this Certificate of Amendment to the Restated Certificate of Incorporation shall be effective immediately.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Mark P. Mays, its President, this 26th day of December 2002.

AMFM INC.

By:	/s/ Mark P. Mays
Mark P. Mays, President

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

OF

AMFM INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is AMFM INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on March 10, 2004.

/s/ Kenneth E. Wyker
Name:	Kenneth E. Wyker
Title:	Senior Vice President

DE BC D-:COA CERTIFICATE OF CHANGE 09/00(#163)